UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2013

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

26 Pearl Street, Norwalk, CT  06850-1647

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 853-4321

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into Material Definitive Agreement;

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.             Unregistered Sales of Equity Securities.

On June 11, 2013, the Company entered into a Master Agreement for Sale and Assignment of Leases with AXIS Capital, Inc. (the “Agreement”) and financed the future receivables relating to certain lease contracts.  As a result of the transaction, the Company received net proceeds of approximately $887,000.  The funds were used to pay off the balance due on the Company’s bank credit agreement with People’s United Bank (the “Credit Agreement”) and to make a payment to the Company’s Pension Plan.  The Credit Agreement has been satisfied in full and the liens held by People’s United Bank on the collateral in connection therewith are in the process of being terminated.  A copy of the Agreement is filed herewith.  In connection with the Agreement, the Company has issued warrants to purchase 180,000 shares of the Company’s common stock, par value $0.001, to AXIS Capital, Inc. at an exercise price of $0.50 per share.  The issuance of the warrants was completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended

Item 1.01              Entry into Material Definitive Agreement;

Item 3.03(b).        Material Modification to Rights of Security Holders.

As part of the Company’s restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of 416,500 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) having a stated value of $20.00 per share and convertible into 50 shares of the Company’s Common Stock, par value $0.001 per share (or an aggregate of 20,825,000 shares of Common Stock) and 4,165,000 one-year warrants (the “A Warrants”).  These securities were issued at a purchase price of $20,000 per unit (the “Unit”).  Each Unit consists of 1,000 shares of Preferred Stock, which have subsequently converted into 50,000 shares of Common Stock and 10,000 A Warrants.  Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock and a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share.  Each B Warrant shall entitle the holder to purchase one share of the Company’s Common Stock at an exercise price of $0.50 per share.  The exercise period under the A Warrants was originally set to expire on November 14, 2012 and was previously extended by the Company’s Board of Directors through June 18, 2013.  On June 13, 2013, the Board of Directors of the Company unconditionally further extended the exercise period of the Company’s outstanding A Warrants.  Holders of the A Warrants may now exercise their rights thereunder through July 2, 2013.  The Board of Directors provided for this additional extension in order to provide the holders with more time within which to exercise their A Warrants.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits.

4.01        Master Agreement for Sale and Assignment of Leases dated as of June 6, 2013 between the Company and AXIS Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

by:   /s/ Todd Dupee

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Todd Dupee

Vice President

and Chief Financial Officer

by:   /s/ Jay Forlenzo

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Jay Forlenzo

Vice President and Controller

Dated:  June 14, 2013